UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2020 (March 10, 2020)

XT ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54520	98-0632932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Fuqiao Village, Henggouqiao Town,

Xianning, Hubei, China 437012
(Address of principal executive offices)

Registrant’s telephone number, including area code: +1 (929) 228-9298

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2020 Zhou Jian resigned as the Chairman of the Board of Directors of XT Energy Group, Inc. (the “Corporation”), and on the same date Zhou Deng Hua (currently serving as the Chief Executive Officer and a Director of the Corporation) was appointed to serve as the Chairman of the Board of Directors of the Corporation.

On March 10, 2020 Yanhong (Amy) Xue resigned as the Chief Financial Officer of the Corporation, and on the same date Jianzheng Cao was appointed to serve as the Chief Financial Officer of the Corporation. From February 2012 to February 2017, Mr. Cao served as the financial director and executive vice president of Hubei Huate Cable Holding Co., Ltd., Hubei Huate Hongqi Cable Co., Ltd. and Wuhan Yutong Investment Consulting Management Co., Ltd. From March 2017 to July 2018, Mr. Cao served as the financial director of Xianning Luckysky Air Energy Power Co., Ltd. Since July 2018, Mr. Cao has been the vice president of Xianning Luckysky New Energy Holding Group Co., Ltd.

Item 8.01 Other Events

The Corporation is unable to meet the filing deadline for the filing of its Form 10-Q for the quarter ended January 31, 2020 due to circumstances related to COVID-19. The headquarters of the Corporation are located in the City of Xianning, Hubei Province in China which is adjacent to the City of Wuhan - the zero center of this COVID-19 epidemic. As majority of the Corporation’s business divisions are located in Hubei Province, and since the entire province remains under strict quarantine control, the entire business operations of the Corporation has been restricted since January 2020, and people are prohibited to travel openly in Hubei Province. We are working closely with the local government agencies in an attempt to restart our local operations.

The Corporation is relying on SEC Release No. 34-88318 dated March 4, 2020 to delay the filing of its Form 10-Q for the quarter ended January 31, 2020 for an extension on the filing due date to 45 days after the original due date and will work diligently to comply with such requirements.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended July 31, 2019 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the coronavirus outbreak to economic conditions and the industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XT Energy Group, Inc.

Date: March 11, 2020	By:	/s/ David Chen
Name: David Chen

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